Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-195387 on Form S-3, Registration Statement No. 333-213036 on Form S-3, Registration Statement No. 333-189516 on Form S-1, Registration Statement No. 333-183544 on Form S-1, Registration Statement No. 333-179146 on Form S-1, Registration Statement No. 333-175779 on Form S-1, Registration Statement No. 333-197678 on Form S-8, Registration Statement No. 333-194570 on Form S-8, Registration Statement No. 333-192995 on Form S-8, Registration Statement No. 333-188726 on Form S-8, Registration Statement No. 333-176537 on Form S-8, Registration Statement No. 333-202752 on Form S-8, Registration Statement No. 333-209154 on Form S-8, and Registration Statement No. 333-209948 on Form S-8, of our report dated October 25, 2017, with respect to the financial statements of OncoSec Medical Incorporated for each of the years in the two year period ended July 31, 2017, included in this Annual Report on Form 10-K of OncoSec Medical Incorporated for the year ended July 31, 2017.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
October 25, 2017